Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-8 of FairPoint Communications, Inc. of our report dated February 23, 2004 (relating to the financial statements of Orange County--Poughkeepsie Limited Partnership as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003), appearing in Registration Statement No. 333-113937 of FairPoint Communications, Inc. on Form S-1.

/s/ DELOITTE & TOUCHE LLP

New York, New York
February 10, 2005